UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2006

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 784-7777

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On May 19, 2006, the Agreement and Plan of Merger by and among Pinnacle Entertainment, Inc. (“Pinnacle”), PNK Development 1, Inc., and Aztar Corporation (“Aztar”) dated as of March 13, 2006, as amended and restated as of April 28, 2006, as amended by Amendment No. 4 dated as of May 5, 2006 (the “Merger Agreement”), was terminated in accordance with its terms by Aztar in order for Aztar to enter into a merger agreement with Wimar Tahoe Corporation d/b/a Columbia Entertainment, an affiliate of Columbia Sussex Corporation. In connection with the termination of the Merger Agreement, Aztar paid Pinnacle a termination fee of $52.16 million and reimbursed Pinnacle for $25.84 million in fees and expenses incurred in connection with the transaction.

The termination of the Merger Agreement also resulted in the termination of the Amended and Restated Commitment Letter dated May 4, 2006 by and among Pinnacle, Lehman Commercial Paper Inc., Lehman Brothers Inc., Bear, Stearns & Co. Inc. and Bear Stearns Corporate Lending Inc. (the “Commitment Letter”) which had provided commitments for $3.74 billion of credit facilities in connection with the acquisition of Aztar.

For descriptions of the terms and conditions of the Merger Agreement and the Commitment Letter, please see the descriptions thereof set forth in the Form 8-K’s of Pinnacle filed on May 9, 2006, May 3, 2006, April 27, 2006, April 24, 2006, and in Item 9B of the Form 10-K of Pinnacle for the year ended December 31, 2005 filed on March 16, 2006, which are incorporated herein by reference.

As previously reported, Lehman Brothers Inc. and Bear, Stearns & Co. Inc., also are lenders, joint advisors, joint lead arrangers, and joint book runners under the Company’s Second Amended and Restated Credit Agreement dated as of December 14, 2005 (the “Credit Facility”). Lehman Commercial Paper Inc., an affiliate of Lehman Brothers Inc., is the administrative agent and a lender under the Credit Facility. Bear Stearns Corporate Lending Inc., an affiliate of Bear, Stearns & Co. Inc., is a syndication agent and lender under the Credit Facility. In addition, as previously reported, from time to time, Lehman Brothers Inc. and Bear, Stearns & Co. Inc. or their respective affiliates have provided investment banking (including underwriting), general financing and advisory services to Pinnacle and its affiliates and may do so in the future. They received, and expect to receive, customary fees and commissions for these services.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. (Registrant)

Date: May 22, 2006	By:	/s/ Stephen H. Capp
Stephen H. Capp Executive Vice President and Chief Financial Officer